                                                                     Exhibit 3.1

                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            IMARX THERAPEUTICS, INC.

                                   ----------

     ImaRx Therapeutics, Inc. a Delaware corporation (the "Corporation"), does hereby certify that:

     FIRST: The present name of the Corporation is "ImaRx Therapeutics, Inc." The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 23, 2000, and filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware on August 8, 2000, filed an amendment to the Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware on January 18, 2001, filed a Certificate of Designation of Rights, Preferences and Privileges of Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware on January 19, 2001, filed a of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware on January 19, 2001, filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on April 12, 2001, filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 8, 2002, filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on January 22, 2003, filed a Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 26, 2004, filed a Certificate of Designation of Rights, Preferences and Privileges of Series E Preferred Stock with the Secretary of State of the State of Delaware on September 30, 2005, and filed a Certificate of Amendment to Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on January 25, 2006.

     SECOND: This Fourth Amended and Restated Certificate of Incorporation (the "Fourth Restated Certificate") amends and restates in its entirety the present Certificate of Incorporation and all Certificates of Designation of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: This Fourth Restated Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

     FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Fourth Restated Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned, being an officer of the Corporation hereinabove named, DOES HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand as of March 11, 2006.


                                        /s/ Evan C. Unger
                                        ----------------------------------------
                                        Evan C. Unger, M.D.
                                        Chief Executive Officer

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            IMARX THERAPEUTICS, INC.

     I. The name of the Corporation is ImaRx Therapeutics, Inc. (the "Corporation").

     II. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Corporation.

     III. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     IV. The total number of shares which the Corporation will have authority to issue is 100,000,000 shares, consisting of 70,000,000 shares of common stock, par value $.0001 per share (the "Common Stock") and 30,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

     The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     A. Common Stock. Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by shareholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Corporation subject to any dividend preference in favor of Preferred Stock; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any liquidation rights and preferences in favor of Preferred Stock.

     B. Preferred Stock.

     1. Establishment and Designation of Series. There is hereby established (a) a series of Preferred Stock designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), to consist of an aggregate of Two Million Three Hundred Two Thousand Fifty-Three

(2,302,053) shares, with $0.0001 par value, (b) a series of Preferred Stock designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") to consist of an aggregate of Five Hundred Ninety-Three Thousand Two Hundred Twenty-Six (593,226) shares, with $0.0001 par value, (c) a series of Preferred Stock designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") to consist of an aggregate of Two Hundred Eighty-Five Thousand Seven Hundred Fourteen (285,714) shares, with $0.0001 par value, (d) a series of Preferred Stock designated "Series D Preferred Stock" (the "Series D Preferred Stock"), to consist of Four Hundred Thirty-Eight Thousand Two Hundred Thirty-Two (438,232) shares, with $0.0001 par value, (e) a series of Preferred Stock designated "Series E Preferred Stock" (the "Series E Preferred Stock"), to consist of One Million (1,000,000) shares, with $0.0001 par value, and (f) a series of Preferred Stock designated "Series F Preferred Stock" (the "Series F Preferred Stock"), to consist of Four Million (4,000,000) shares, with $0.0001 par value, in each case to have the preferences, limitations and relative rights, including voting rights, as set forth herein.

     2. Dividends.

          (a) Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock. From and after the date of the issuance of any share of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock, dividends at the rate of 8% per annum of the Series A/D Original Issue Price (as defined below), in the case of the Series A Preferred Stock and Series D Preferred Stock, and at the rate of 8% per annum of the Series F Original Issue Price (as defined below) in the case of Series F Preferred Stock, shall accrue on each outstanding share of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares)(collectively, the "Accruing Dividends") in preference to the holders of any other stock of the Corporation (the "Junior Stock"). The "Series A/D Original Issue Price" of each share of the Series A Preferred Stock and Series D Preferred Stock shall be Two Dollars and Seventy-Five Cents ($2.75)(as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The "Series F Original Issue Price" of each share of the Series F Preferred Stock shall be Five Dollars ($5.00) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Accruing Dividends on each share of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall begin to accrue as of the first calendar quarter following the issue date for such share, whether or not declared, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall be cumulative; provided, however, that except as set forth in Section 4(e), the Corporation shall be under no obligation to pay such Accruing Dividends. No accumulation of Accruing Dividends shall bear any interest.

          (b) Series E Preferred Stock. The holders of the Series E Preferred Stock will be entitled to participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors, subject to the dividend preference of any series of Preferred Stock, on an as-if converted to Common Stock basis. The provisions of this Section 2(c) shall not, however, apply to a dividend payable in Common Stock.

          (c) Restrictions on Dividends. So long as any shares of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation except for (i) redemptions described in Sections 6(b), (c) and (d) below, (ii) acquisitions of the Common Stock by the Corporation pursuant to agreements approved by the Board of Directors which permit the Corporation to repurchase such shares at cost upon termination of services to the Corporation as a consultant, director or employee and (iii) acquisitions of Common Stock approved by the Board of Directors, until all dividends (set forth in Section 2(a) above) on the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 2(c) shall not, however, apply to (i) a dividend payable in Common Stock or (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock.

     3. Voting Rights.

          (a) Series B Preferred Stock Is Non-Voting. Subject to Section 3(d) below (Separate Vote of Series B Preferred Stock), holders of Series B Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

          (b) General Rights. Except as otherwise provided herein or as required by law, the Preferred Stock shall be voted equally with the shares of the Common Stock and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (c) Separate Vote of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock. For so long as any shares of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least seventy-five percent (75%) of the outstanding Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis) shall be necessary for effecting or validating the following actions:

               (i) Any amendment, alteration, waiver or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation), that is adverse to the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock;

               (ii) any change in the rights of the holders of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock in any other respect;

               (iii) Any increase or decrease in the authorized number of shares of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock;

               (iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

               (v) Any redemption or repurchase with respect to Junior Stock (except for (A) redemptions described in Sections 6(b), (c) and (d) below, (B) acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Board of Directors which permit the Corporation to repurchase such shares at cost upon termination of services to the Corporation as a consultant, director or employee and (C) acquisitions of Common Stock approved by the Board of Directors);

               (vi) Any Asset Transfer or Acquisition (each as defined in
Section 4(e));

               (vii) Any redemption of any shares of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock, except pursuant to Section 6 below;

               (viii) Any bankruptcy, insolvency, dissolution or liquidation of the Corporation;

               (ix) Any action that causes the Corporation to become a reporting company under the Securities Exchange Act of 1934;

               (x) Any decrease in the authorized size of the Board of Directors to a number of directors less than five (5); or

               (xi) Any appointment of any director to the Board of Directors if such director is or within the prior three years was an officer or employee of the Corporation.

          (d) Separate Vote of Series B Preferred Stock. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

               (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof (including by creating any additional classes or series of preferred stock with a liquidation preference, dividend or other rights senior or pari passu to the Series B Preferred Stock); or

               (ii) change the rights of the holders of Series B Preferred Stock in any other respect.

          (e) Separate Vote of Series C Preferred Stock. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, voting separately as a series:

               (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series C Preferred Stock or any holder thereof (including by creating any additional classes or series preferred stock with a liquidation preference, dividend or other rights senior or pari passu to the Series C Preferred Stock); or

               (ii) change the rights of the holders of Series C Preferred Stock in any other respect.

          (f) Separate Vote of Series E Preferred Stock. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least 66 2/3% of the outstanding shares of Series E Preferred Stock (voting together as a separate class on an as-if-converted to Common Stock basis):

               (i) alter or change the rights, preferences, or privileges of the Series E Preferred Stock in a manner that adversely affects the Series E Preferred Stock;

               (ii) increase the authorized number of shares of Common Stock above 70,000,000 shares or the authorized number of shares of Preferred Stock above 30,000,000, or decrease the number of authorized shares of Series E Preferred Stock; or

               (iii) amend or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the Series E Preferred Stock.

     4. Liquidation Rights.

          (a) Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders an amount per share equal to: (i) in the case of the Series A Preferred Stock and Series D Preferred Stock, the Series A/D Original Issue Price plus all Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, for each share of Series A Preferred Stock and Series D Preferred Stock held by them (the "Series A/D Liquidation Preference"); and (ii) in the case of the Series F Preferred Stock, the Series F Original Issue Price plus all Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, for each share of Series F Preferred Stock held by them (the "Series F Liquidation Preference"). If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock the full amounts to which they shall be entitled under this Section 4(a), the holders of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Series B Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment in full of the Series A/D Liquidation Preference and the Series F Liquidation Preference, but before any payment of cash or distribution of other property shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, an amount per share equal to the Series B Original Issue Price plus dividends declared but unpaid thereon (the "Series B Liquidation Preference"). As used herein, the "Series B Original Issue Price" shall be Sixteen Dollars ($16.00) for each share of Series B Preferred Stock (as adjusted for any stock dividends, splits, recapitalizations and the like with respect to such shares). If, upon any such liquidation, dissolution or winding-up, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series B Preferred Stock the full amounts to which they shall be entitled under this Section 4(b), the holders of Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (c) Series C Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or providing for payment in full of the Series A/D Liquidation Preference, the Series F Liquidation Preference and the Series B Liquidation Preference, but before any payment of cash or distribution of other property shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, an amount equal to the Series C Original Issue Price plus dividends declared but unpaid thereon (the "Series C Liquidation Preference"). As used herein, the "Series C Original Issue Price" shall be Seven Dollars ($7.00) for each share of Series C Preferred Stock (as adjusted for any stock dividends, splits, recapitalizations and the like with respect to such shares). If, upon any such liquidation, dissolution or winding-up, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series C Preferred Stock the full amounts to which they shall be entitled under this Section 4(c), the holders of Series C Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          (d) Common Stock. After the payment of the full liquidation preference of the Preferred Stock as set forth in Sections 4(a), (b) and (c) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Preferred Stock on an as-if-converted to Common Stock basis.

          (e) Liquidation. The following events shall be considered a liquidation under this Section:

               (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation (an "Acquisition");

               (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer");

               (iii) the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries; or

               (iv) a sale or exclusive licensing of all or substantially all of the intellectual property assets of the Corporation (other than in the ordinary course of business).

          (f) Valuation of Securities. In the event of any liquidation event described in Section 4(e), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (f)(ii) below:

                    (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average closing price of the securities on such quotation system for the ten days prior to and including the date of closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the closing bid or sale price (whichever is applicable) as of the date of closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsections (f)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

     5. Conversion. The holders of the Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock (the "Conversion Rights"):

          (a) Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock.

               (i) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock, Series D Preferred Stock or Series F Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the then effective "Series A Preferred Stock Conversion Rate," "Series D Preferred Stock Conversion Rate" or "Series F Preferred Stock Conversion Rate," as the case may be (determined as provided in Section 5(a)(ii)), by the number of shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock being converted.

               (ii) Series A/D/F Preferred Stock Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock (the "Series A Preferred Stock Conversion Rate," "Series D Preferred Stock Conversion Rate" or "Series F Preferred Stock Conversion Rate") shall be the quotient obtained by dividing the Series A/D Original Issue Price or the Series F Original Issue Price, as the case may be, by the then effective "Series A Preferred Stock Conversion Price," "Series D Preferred Stock Conversion Price" or "Series F Preferred Stock Conversion Price," as the case may be, calculated as provided in Section 5(a)(iii).

               (iii) Series A/D/F Preferred Stock Conversion Price. The conversion price for the Series A Preferred Stock shall initially be $2.63 (the "Series A Preferred Stock Conversion Price"), the conversion price for the Series D Preferred Stock shall initially be $2.00 (the "Series D Preferred Stock Conversion Price") and the conversion price for the Series F Preferred Stock shall initially be $5.00 (the "Series F Preferred Stock Conversion Price"). Such initial Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, shall be adjusted from time to time in accordance with this Section 5(a). Notwithstanding the foregoing, in the event of an automatic conversion of the Series F Preferred Stock in connection with an initial public offering pursuant to Section 5(a)(xiii), the Series F Preferred Stock Conversion Price shall be the lesser of (A) the Series F Preferred Stock Conversion Price determined in accordance with this Section 5(a), or (B) eighty-five percent (85%) of the price per share paid in the initial public offering.

               (iv) Mechanics of Conversion. Each holder of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred Stock, Series D Preferred Stock and

Series F Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors in good faith as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock being converted and (ii) in cash (at the Common Stock's fair market value determined by the Board of Directors in good faith as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series F Preferred Stock is issued (the "Series F Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Series F Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(a)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (vi) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series F Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, shall be adjusted pursuant to this Section 5(a)(vi) to reflect the actual payment of such dividend or distribution.

               (vii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series F Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(e) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5(a)), in any such event each holder of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (viii) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Series F Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 4(e) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (ix) Sale of Shares Below $2.00 and Series A/D Preferred Stock Conversion Price.

                    (A) If at any time or from time to time after the date this Fourth Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State, the Corporation issues or sells, or is deemed by the express provisions of this subsection 5(a)(ix) to have issued or sold, Additional Shares of Common Stock (as defined in subsection 5(a)(ix)(D) below), other than as provided in Sections 5(a)(v), (vi), (vii) and (viii) above, for an Effective Price (as defined in subsection 5(a)(ix)(D) below) below both $2.00 and the then effective Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, then and in each such case, the then existing Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, by a fraction (I) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection 5(a)(ix)(B)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, and (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock actually outstanding, (y) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (z) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                    (B) For the purpose of making any adjustment required under this Section 5(a)(ix), the consideration received by the Corporation for any issue or sale of securities shall (I) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (III) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection 5(a)(ix)(C)), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (C) For the purpose of the adjustment required under this
Section 5(a)(ix), if the Corporation issues or sells (I) stock or other securities convertible into,

Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (II) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Stock Conversion Price or Series D Preferred Stock Conversion Price, as the case may be, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock and Series D Preferred Stock.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(a)(ix), other than (I) shares of Common Stock issued upon conversion of Preferred Stock, (II) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants, advisors, strategic partners, lenders or creditors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, that issuances to Evan C. Unger M.D. before or after the Series F Original Issue Date may not exceed an aggregate of 300,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), except with the approval by the Board of Directors, and (III) up to 150,000 shares of Common Stock issued to third parties in connection with license arrangements or other strategic transactions unanimously approved by the Board of Directors; provided, that if such 150,000 shares of Common Stock have been issued, additional shares of Common Stock may be issued to third parties in connection with license arrangements or other strategic transactions upon the unanimous consent of the Board of Directors and the vote or written consent of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock and Series D Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis). References to Common Stock in this clause (D) shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(a)(ix). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(a)(ix), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(a)(ix), for such Additional Shares of Common Stock.

               (x) Sale of Shares Below $5.00 and Series F Preferred Stock Conversion Price.

                    (A) If at any time or from time to time after the date this Fourth Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State, the Corporation issues or sells, or is deemed by the express provisions of this subsection 5(a)(x) to have issued or sold, Additional Shares of Common Stock (as defined in subsection 5(a)(x)(D) below), other than as provided in Sections 5(a)(v), (vi), (vii) and (viii) above, for an Effective Price (as defined in subsection 5(a)(ix)(D) above) below both $5.00 and the then effective Series F Preferred Stock Conversion Price, then and in each such case, the then existing Series F Preferred Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series F Preferred Stock Conversion Price by a fraction (I) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as described in subsection 5(a)(ix)(A)) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection 5(a)(ix)(B)) by the Corporation for the total number of

Additional Shares of Common Stock so issued would purchase at such Series F Preferred Stock Conversion Price, and (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as described in subsection 5(a)(ix)(A)) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

                    (B) For the purpose of making any adjustment required under this Section 5(a)(x), the consideration received by the Corporation for any issue or sale of securities shall be computed as set forth in subsection 5(a)(ix)(B) above.

                    (C) For the purpose of the adjustment required under this
Section 5(a)(x), if the Corporation issues or sells (I) Convertible Securities or (II) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series F Preferred Stock Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series F Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series F Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series F Preferred Stock Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series F Preferred Stock.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(a)(ix), other than (I) shares of Common Stock issued upon conversion of Preferred Stock, (II) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants, advisors, strategic partners, lenders or creditors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, that issuances of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights after the Series F Original Issue Date may not exceed the number of shares of Common Stock reserved for issuance pursuant to the Corporation's 2000 Stock Option Plan as of such date (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), except with the approval by the Board of Directors (including a majority of the independent, non-employee directors then serving), (III) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to equipment lessors other than an Affiliate or bank lenders as approved by the Board of Directors, (IV) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to corporate partners or in connection with other strategic transactions approved by the Board of Directors; provided, no Affiliate is a corporate partner or party to the strategic transaction, and (V) additional shares of Common Stock that are issued or become issuable upon conversion or exercise of other outstanding securities of the Corporation as a result of the operation of anti-dilution provisions which are contained in the original terms of such securities. "Affiliate" means with respect to an equipment lessor, corporate partner or party to a strategic transaction any person or entity ("Person") that directly or indirectly controls, is controlled by, or is under common control with an officer, director or Significant Stockholder of the Corporation including, without limitation, any partner, officer, director or member of such Person, any spouse, parent, sibling, child, stepchild or grandchild of such Person and any venture capital or angel investor fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person. "Significant Stockholder" means any Person who directly or indirectly owns five percent (5%) or more of the outstanding shares of Common Stock and Preferred Stock of the Corporation. References to Common Stock in this clause (D) shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(a)(x). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(a)(x), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(a)(x), for such Additional Shares of Common Stock.

               (xi) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, if the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
(A) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series A Preferred Stock Conversion Price, Series D Preferred Stock Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, at the time in effect, (C) the number of Additional Shares of Common Stock and (D) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock.

               (xii) Notices of Record Date. Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any Acquisition (as defined in Section 4(e)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4(e)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a vote or written consent of a majority of the outstanding Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, voting together as a single class on an as-if-converted to Common Stock basis) a notice specifying (I) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (II) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (III) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (xiii) Automatic Conversion.

                    (A) Each share of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Stock Conversion Price, Series D Preferred Stock, Conversion Price or Series F Preferred Stock Conversion Price, as the case may be, (I) at any time upon the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the outstanding shares of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis), or (II) immediately upon the closing of an underwritten initial public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(a)(iv).

                    (B) Upon the occurrence of either of the events specified in
Section 5(a)(xiii)(A) above, the outstanding shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, the holders of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(a)(iv).

          (b) Series B Preferred Stock.

               (i) Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time prior to redemption, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock (whether or not the Corporation shall have registered any shares of its Common Stock with the U.S. Securities and Exchange Commission (a "Registration")) as is determined by dividing (A) the Series B Original Issue Price by (B) the Series B Conversion Price (as defined below). The "Series B Conversion Price" shall be $9.17 per share, subject to adjustment as set forth below in this Section 5(b).

               (ii) Required Conversion. Notwithstanding the above, in the event that there shall occur a merger or consolidation of the Corporation with or into another entity as a consequence of which the holders of Series B Preferred Stock shall own 50% or less of the equity (on a fully diluted basis) of the surviving entity of such merger or consolidation than the holders of Series B Preferred Stock did of the Corporation prior thereto, or the consummation of an initial public offering of the Corporation's Common Stock, then, in any such event, the outstanding shares of the Series B Preferred Stock then held by the holders of Series B Preferred Stock shall, immediately prior to the consummation thereof be converted into the same number of shares of Common Stock into which such shares are convertible pursuant to this Section 5(b).

               (iii) Mechanics of Conversion. Before any holder shall be entitled to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and free and clear of any encumbrances of any type or nature, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same. Such notice shall state the number of shares of Series B Preferred Stock being converted, the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the proposed date for such exercise (the "Conversion Date"), which shall be between 10 and 30 days after the date of such notice; provided, however, that if the Corporation shall deliver to such holder a written request to delay the date for such exercise by no more than 45 days, the Conversion Date will be as set forth in that request. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date.

               (iv) Sale of Shares Below Fair Market Value and Series B Conversion Price. If the Corporation shall issue any additional shares of Common Stock or Common Stock Equivalents (as defined in Section 5(b)(v) below) at a price below both Fair Market Value (as defined below) and the Series B Conversion Price in effect immediately prior to such issuance, the Series B Conversion Price for such series in effect immediately prior to each such issuance, upon such issuance or sale (except as otherwise provided in this clause (iv)) shall be reduced to the price determined by dividing (I) an amount equal to the sum of (1) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance multiplied by the then existing Series B Conversion Price and (2) the consideration, if any, received by the Corporation upon such issuance or sale by (II) the total number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock and/or Common Stock Equivalents so issued or sold; provided, however, that the Corporation may (x) issue shares of Common Stock in connection with the conversion of Preferred Stock in accordance with this Section 5, (y) issue shares of Common Stock in connection with any transaction for which adjustment is made pursuant to Sections 5(b)(v), (vi) and (vii) below and (z) establish, and issue securities pursuant to, an incentive stock option or similar plan for the benefit of its officers, directors, employees and consultants, without triggering the anti-dilution provisions of the Series B Preferred Stock.

The "Fair Market Value" of one share of Common Stock shall be determined by the Board of Directors in good faith and certified in a Board of Directors resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any); provided, however, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the 30-day period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) days prior to the date of exercise of (y) conversion pursuant to this Section 5(b) or (z) redemption pursuant to
Section 6 hereof, as the case may be.

               (v) Adjustment for Stock Splits. In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock or other securities or property issuable upon conversion or exercise thereof) or with payment that is less than the lower of
(A) the then-Fair Market Value price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis) and (B) the Series B Conversion Price then in effect, then and in each case with respect to each share of Series B Preferred Stock, the Conversion Right shall be for, in addition to the number of shares of the Common Stock otherwise deliverable upon exercise of the Conversion Right, and without adjustment to the Series B Conversion Price, the amount of such additional shares of Common Stock and any Common Stock Equivalents that the holder of such share of Series B Preferred Stock would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Common Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 5(b).

               (vi) Adjustment for Subdivisions and Combinations. If the Corporation at any time during which any share of Series B Preferred Stock remains outstanding shall subdivide or combine its Common Stock without a corresponding subdivision or combination of the Series B Preferred Stock, (A) in the case of a subdivision, the Series B Conversion Price shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination, the Series B Conversion Price shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased.

               (vii) Adjustment for Reclassification, Reorganization, Change or Conversion. Other than in connection with an Acquisition or Asset Transfer as defined in Section 4(e), in case of (A) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series B Preferred Stock), or (C) any sale of all or substantially all the assets of the Corporation, each holder of Series B Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series B Preferred Stock and accumulated and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable upon conversion of the Series B Preferred Stock. The provisions of this Section 5(b)(vii) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

               (viii) General Provisions for Conversion. The following provisions shall apply for purposes of this Section 5(b):

                    (A) The aggregate maximum number of shares of Common Stock or other securities or property deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                    (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series B Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

          (c) Series C Preferred Stock.

               (i) Optional Conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time prior to redemption, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock (whether or not the Corporation shall have registered any shares of its Common Stock with the U.S. Securities and Exchange Commission (a "Registration")), as is determined by dividing (A) the Series C Original Issue Price by (B) the

Series C Conversion Price (as defined below). The "Series C Conversion Price" shall be $6.76 per share; subject to adjustment as set forth below in this
Section 5(c).

               (ii) Required Conversion. Notwithstanding the above, in the event that there shall occur a merger or consolidation of the Corporation with or into another entity as a consequence of which the holders of Series C Preferred Stock shall own 50% or less of the equity (on a fully diluted basis) of the surviving entity of such merger or consolidation than the holders of Series C Preferred Stock did of the Corporation prior thereto, or the consummation of an initial public offering of the Corporation's Common Stock, then, in any such event, the outstanding shares of the Series C Preferred Stock then held by the holders of Series C Preferred Stock shall, immediately prior to the consummation thereof be converted into the same number of shares of Common Stock into which such shares are convertible pursuant to this Section 5(c).

               (iii) Mechanics of Conversion. Before any holder shall be entitled to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and free and clear of any encumbrances of any type or nature, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same. Such notice shall state the number of shares of Series C Preferred Stock being converted, the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the proposed date for such exercise (the "Conversion Date"), which shall be between 10 and 30 days after the date of such notice; provided, however, that if the Corporation shall deliver to such holder a written request to delay the date for such exercise by no more than 45 days, the Conversion Date will be as set forth in that request. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date.

               (iv) Sale of Shares Below Fair Market Value and Series C Conversion Price. If the Corporation shall issue any additional shares of Common Stock or Common Stock Equivalents (as defined in Section 5(c)(v) below) at a price below both Fair Market Value (as defined below) and the Series C Conversion Price in effect immediately prior to such issuance, the Series C Conversion Price for such series in effect immediately prior to each such issuance, upon such issuance or sale (except as otherwise provided in this clause (iv)) shall be reduced to the price determined by dividing (I) an amount equal to the sum of (1) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance multiplied by the then existing Series C Conversion Price and (2) the consideration, if any, received by the Corporation upon such issuance or sale by (II) the total number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock and/or Common Stock Equivalents so issued or sold; provided, however, that the Corporation may (x) issue shares of Common Stock and Series C Preferred Stock in connection with the conversion of Preferred Stock in accordance with this
Section 5, (y) issue shares of Common Stock in connection with any transaction for which adjustment is made pursuant to Sections 5(c)(v), (vi) and (vii) below, and
(z) establish, and issue securities pursuant to, an incentive stock option or similar plan for the benefit of its officers, directors, employees and consultants, without triggering the anti-dilution provisions of the Series C Preferred Stock. The "Fair Market Value" of one share of Common Stock shall be determined by the Board of Directors in good faith and certified in a Board of Directors resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any); provided, however, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the 30-day period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) days prior to the date of exercise of (y) conversion pursuant to this Section 5(c), or (z) redemption pursuant to Section 6 hereof, as the case may be.

               (v) Adjustment for Stock Splits. In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock or other securities or property issuable upon conversion or exercise thereof) or with payment that is less than the lower of
(A) the then-Fair Market Value price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis) and (B) the Series C Conversion Price then in effect, then and in each case with respect to each share of Series C Preferred Stock, the Conversion Right shall be for, in addition to the number of shares of the Common Stock otherwise deliverable upon exercise of the Conversion Right, and without adjustment to the Series C Conversion Price, the amount of such additional shares of Common Stock and any Common Stock Equivalents that the holder of such share of Series C Preferred Stock would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Common Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 5(c).

               (vi) Adjustment for Subdivisions and Combinations. If the Corporation at any time during which any share of Series C Preferred Stock remains outstanding shall subdivide or combine its Common Stock without a corresponding subdivision or combination of Series C Preferred Stock, (A) in the case of a subdivision, the Series C Conversion Price shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination, the Series C Conversion Price shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased.

               (vii) Adjustment for Reclassification, Reorganization, Change or Conversion. Other than in connection with an Acquisition or Asset Transfer as defined in Section 4(e), in case of (A) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the Series C Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any consolidation of the Corporation with or into another entity (other than a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series C Preferred Stock), or (C) any sale of all or substantially all the assets of the Corporation, each holder of Series C Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series C Preferred Stock and accumulated and unpaid dividends then-outstanding thereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable upon conversion of the Series C Preferred Stock. The provisions of this Section 5(c)(vii) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.

               (viii) General Provisions for Conversion. The following provisions shall apply for purposes of this Section 5(c):

                    (A) The aggregate maximum number of shares of Common Stock or other securities or property deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                    (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series C Conversion Price of the Series C Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series C Conversion Price of the Series C Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

          (d) Series E Preferred Stock.

               (i) Optional Conversion. Subject to and in compliance with the provisions of this Section 5(d), any shares of Series E Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred Stock will be entitled upon conversion shall be the product obtained by multiplying the then effective "Series E Preferred Stock Conversion Rate" (determined as provided in
Section 5(d)(ii)), by the number of shares of Series E Preferred Stock being converted.

               (ii) Series E Preferred Stock Conversion Rate. The "Series E Original Issue Price" will be $4.00 for each share of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The conversion rate in effect at any time for conversion of the Series E Preferred Stock (the "Series E Preferred Stock Conversion Rate") shall be the quotient obtained by dividing the Series E Original Issue Price by the then effective "Series E Preferred Stock Conversion Price", calculated as provided in this Section 5(d).

               (iii) Series E Preferred Stock Conversion Price. The conversion price for the Series E Preferred Stock will initially be $4.00 (the "Series E Preferred Stock Conversion Price"). Such initial Series E Preferred Stock Conversion Price will be adjusted from time to time in accordance with this
Section 5(d).

               (iv) Mechanics of Conversion. Each holder of Series E Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5(d) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series E Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series E Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash (at the Common Stock's fair market value determined by the Board of Directors in good faith as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series E Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series E Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series E Preferred Stock is issued (the "Series E Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series E Preferred Stock, the Series E Preferred Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series E Preferred Stock, the Series E Preferred Stock Conversion Price in effect immediately before the combination will be proportionately increased. Any adjustment under this Section 5(d)(v) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (vi) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series E Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series E Preferred Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series E Preferred Stock Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Preferred Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Preferred Stock Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

               (vii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series E Original Issue Date, the Common Stock issuable upon the conversion of the Series E Preferred Stock is changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer (each as defined in Section 4(e)) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5(d)), in any such event each holder of Series E Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property that would have been receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series E Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (viii) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Series E Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5(d)), as a part of such capital reorganization, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d) with respect to the rights of the holders of Series E Preferred Stock after the capital reorganization to the end that the provisions of this Section 5(d) (including adjustment of the Series E Preferred Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (ix) Sale of Shares Below $4.00 and Series E Preferred Stock Conversion Price.

                    (A) If at any time or from time to time after the Series E Original Issue Date the Corporation issues or sells, or is deemed by the express provisions of this subsection 5(d)(ix) to have issued or sold, Additional Shares of Common Stock (as defined in subsection 5(d)(i)(D) below), other than as provided in Sections 5(d)(v), (vi), (vii) and (viii) above, for an Effective Price (as defined in subsection 5(d)(ix)(D) below) below both $4.00 and the then effective Series E Preferred Stock Conversion Price, then the then existing Series E Preferred Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the then effective Series E Preferred Stock Conversion Price by a fraction (I) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection 5(i)(B)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E Preferred Stock Conversion Price and (II) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock actually outstanding, (y) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (z) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                    (B) For the purpose of making any adjustment required under this Section 5(d)(ix), the consideration received by the Corporation for any issue or sale of securities shall (I) to the extent it consists of cash, be computed at the aggregate amount of cash received by the Corporation, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (III) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection 5(d)(ix)(C)), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (C) For the purpose of the adjustment required under this
Section 5(d)(ix), if the Corporation issues or sells (I) stock or Convertible Securities or (II) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the then effective Series E Preferred Stock Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any payable to the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amount of consideration without reference to such clauses; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of reconsideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series E Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series E Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series E Preferred Stock Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (including, without duplication, cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided, that such readjustment shall not apply to prior conversions of Series E Preferred Stock.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(d)(ix), other than (I) shares of Common Stock issued upon conversion of Preferred Stock, (II) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like, and net of any repurchases of such shares or cancellations or exemptions of such options, warrants or other rights) before or after the Series E Original Issue Date to employees, officers or directors of, or consultants, advisors, strategic partners, lenders or creditors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; and (III) shares of Common Stock issued to third parties in connection with license arrangements or other strategic transactions unanimously approved by the Board of Directors of Directors. References to Common Stock in this clause (D) shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(d)(ix). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(d)(ix), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(d)(ix), for such Additional Shares of Common Stock.

               (x) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series E Preferred Stock Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series E Preferred Stock, if the Series E Preferred Stock is then convertible pursuant to this Section 5(d), the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series E Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series E Preferred Stock Conversion Price at the time in effect, (C) the number of Additional Shares of Common Stock and (D) the type and amount, if any, of other property which at the time would be received upon conversion of the Series E Preferred Stock.

               (xi) Notices of Record Date. Upon (A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any Acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series E Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a vote or written consent of a majority of the outstanding Series E Preferred Stock a notice specifying (I) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (II) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (III) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (xii) Automatic Conversion.

                    (A) Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series E Preferred Stock Conversion Price (I) at any time upon the affirmative vote or written consent of the holders of at least fifty percent (50%) of the outstanding shares of the Series E Preferred Stock, (II) in the event that there shall occur a merger or consolidation of the Corporation with or into another entity as a consequence of which the holder of the Series E Preferred Stock shall own 50% or less of the equity (on a fully diluted basis) of the surviving entity of such merger or consolidation than the holders of the Series E Preferred Stock did of the Corporation prior thereto, or (III) immediately upon the closing of an initial public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                    (B) Upon the occurrence of any of the events specified in
Section 5(d)(xii)(A) above, the outstanding shares of Series E Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series E Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series E Preferred Stock, the holders of Series E Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series E Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series E Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 2(b).

          (e) No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued on conversion shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Preferred Stock each holder is at the time converting into Common Stock, and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Preferred Stock pursuant to Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Certificate of Incorporation.

          (g) Notices. Any notice required by the provisions of this Certificate of Incorporation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          (h) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

          (i) Stock Fully Paid. All shares of Common Stock that may be issued upon conversion of the Preferred Stock will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof (other than restrictions under federal and state securities laws).

          (j) Waiver of Antidilution Adjustment. The antidilution adjustment provisions in any of Sections 5(a)(ix), 5(a)(x), 5(b)(iv), 5(c)(iv) and 5(d)(ix) may be waived with respect to any issuance by the Corporation of its Common Stock, or options, warrants or other rights to purchase its Common Stock, upon the vote or written consent of the Corporation and (A) holders of at least seventy-five percent (75%) of the outstanding Series A Preferred Stock and Series D Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis) with respect to Sections 5(a)(ix), (B) holders of at least a majority of the outstanding shares of Series F Preferred Stock with respect to Section 5(a)(x), (C) holders of at least a majority of the outstanding Series B Preferred Stock with respect to Section 5(b)(iv), (D) holders of at least a majority of the outstanding Series C Preferred Stock with respect to Section 5(c)(iv), and (E) holders of at least fifty percent (50%) of the outstanding Series E Preferred Stock with respect to Section 5(d)(ix). Any waiver obtained in compliance with this Section 5(j) shall be binding on the Corporation and all holders of the class and series of stock referenced in (A), (B), (C), (D) and/or (E) above, as the case may be.

     6. Redemption.

          (a) Series A Preferred Stock and Series D Preferred Stock. The Corporation shall be obligated to redeem the Series A Preferred Stock and Series D Preferred Stock as follows:

               (i) The holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series D Preferred Stock, voting together as a separate class on an as-if-converted to Common Stock basis, may require the Corporation, to the extent it may lawfully do so, to redeem all, but not less than all, of the Series A Preferred Stock and Series D Preferred Stock in three
(3) equal annual installments beginning on December 31, 2008 and ending on the date two (2) years from such first redemption date (each a "Series A/D Redemption Date"). The Corporation shall effect such redemptions on the applicable Series A/D Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock and Series D Preferred Stock to be redeemed a sum equal to twice the Series A/D Original Issue Price per share of Series A Preferred Stock and Series D Preferred Stock plus all Accruing Dividends accrued but unpaid thereon, whether or not declared, with respect to such shares. The total amount to be paid for the Series A Preferred Stock and Series D Preferred Stock is hereinafter referred to as the "Series A/D Redemption Price." The number of shares of Series A Preferred Stock and Series D Preferred Stock that the Corporation shall be required to redeem on any one Series A/D Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series A Preferred Stock and Series D Preferred Stock outstanding immediately prior to such Series A/D Redemption Date by (B) the number of remaining Series A/D Redemption Dates (including the Series A/D Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 6(a) shall be redeemed from each holder of Series A Preferred Stock and Series D Preferred Stock on a pro rata basis.

               (ii) At least thirty (30) days but no more than sixty (60) days prior to the first Series A/D Redemption Date, the Corporation shall send a notice in accordance with Section 5(g) (a "Series A/D Redemption Notice") to all holders of Series A Preferred Stock and Series D Preferred Stock to be redeemed setting forth (A) the Series A/D Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series A/D Redemption Price upon surrender of their share certificates. The redemption shall proceed unless, at least fifteen (15) days prior to the Series A/D Redemption Date, the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series D Preferred Stock provide notice in writing to the Corporation that the redemption not occur. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series A/D Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series A/D Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

               (iii) On or prior to each Series A/D Redemption Date, the Corporation shall deposit the Series A/D Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Series A/D Redemption Date, the Series A/D Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Section 6(a) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 5(a) hereof no later than the fifth (5th) day preceding the Series A/D Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 6(a) remaining unclaimed at the expiration of one (1) year following such Series A/D Redemption Date shall be returned to the Corporation promptly upon its written request.

               (iv) On or after such Series A/D Redemption Date, each holder of shares of Series A Preferred Stock and Series D Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Series A/D Redemption Notice, and thereupon the Series A/D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Series A/D Redemption Date, unless there shall have been a default in payment of the Series A/D Redemption Price or the Corporation is unable to pay the Series A/D Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series A Preferred Stock and Series D Preferred Stock (except the right to receive the Series A/D Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series A Preferred Stock and Series D Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock and Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

               (v) In the event of a call for redemption of any shares of Series A Preferred Stock and Series D Preferred Stock, the Conversion Rights (as defined in Section 5) for such Series A Preferred Stock and Series D Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Series A/D Redemption Date, unless default is made in payment of the Series A/D Redemption Price.

          (b) Series B Preferred Stock. The Series B Preferred Stock shall be redeemable as follows:

               (i) To the extent the Corporation shall have funds legally available for such payment, on December 31, 2008, if any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series B Preferred Stock, at a redemption price equal to the aggregate Series B Liquidation Preference, in cash, with any accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

               (ii) In the event the Corporation shall redeem shares of Series B Preferred Stock pursuant to Section 6(b), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 20 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the redemption date; (B) the number of shares of Series B Preferred Stock to be redeemed; (C) the redemption price and the Fair Market Value of the Common Stock or the Series C Preferred Stock, if applicable; (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (iii) In the case of any redemption pursuant to Section 6(b) hereof, notice having been mailed as provided in Section 6(b)(ii) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (c) Series C Preferred Stock. The Series C Preferred Stock shall be redeemable as follows:

               (i) To the extent the Corporation shall have funds legally available for such payment, on December 31, 2008, if any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series C Preferred Stock, at a redemption price equal to the aggregate Series C Liquidation Preference, in cash, together with any accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

               (ii) In the event the Corporation shall redeem shares of Series C Preferred Stock pursuant to Section 6(c), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 20 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the redemption date; (B) the number of shares of Series C Preferred Stock to be redeemed; (C) the redemption price and the Fair Market Value of the Common Stock; (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (iii) In the case of any redemption pursuant to Section 6(c) hereof, notice having been mailed as provided in Section 6(c)(ii) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (d) Series E Preferred Stock. The Corporation shall be obligated to redeem the Series E Preferred Stock as follows:

               (i) The holders of at least a majority of the then outstanding shares of Series E Preferred Stock may require the Corporation, to the extent it may lawfully do so, to redeem all, but not less than all, of the outstanding shares of Series E Preferred Stock if within two (2) years after the Series E Original Issue Date, the Corporation (x) has not become subject to the public reporting requirements of Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and (y) sells all or substantially all of the assets of the Corporation purchased from the original holders of the Series E Preferred Stock under the terms of that certain "Asset Purchase Agreement" dated September 30, 2005 (the "Series E Redemption Sale"). The Corporation shall effect the redemption by paying in cash in exchange for the shares of Series E Preferred Stock a sum equal to $10 per share of Series E Preferred Stock. The total amount to be paid for the Series E Preferred Stock is hereafter referred to as the "Series E Redemption Price."

               (ii) At least ten (10) business days but no more than sixty (60) business days prior to the anticipated closing of the Series E Redemption Sale, the Corporation shall send a notice in accordance with Section 5(g) (a "Series E Redemption Notice") to all holders of Series E Preferred Stock notifying them of the proposed Series E Redemption Sale (including its basis terms and anticipated closing date) and of their right to require redemption of their shares of Series E Preferred Stock under this Section 6(d). If the anticipated closing date of the Series E Redemption Sale shall be delayed, the Corporation shall promptly notify all holders of Series E Preferred Stock of the new anticipated closing date. If holders of at least a majority of the then outstanding shares of Series E Preferred Stock deliver to the Corporation, no later than three (3) business days prior to closing of the Series E Redemption Sale, a written notice election to require redemption of all of the outstanding shares of Series E Preferred Stock hereunder, then the Corporation shall, promptly after closing of the Series E Redemption Sale, send notice to all such holders setting forth the date on which the Corporation intends to effect the redemption of the shares of Series E Preferred Stock (which shall not be more than thirty (30) business days after the closing of the Redemption Sale (the "Series E Redemption Date"), and information as to the place at which such holders may obtain payment of the Series E Redemption Price upon surrender of their share certificates. The redemption shall proceed unless, at least five (5) business days prior to the Series E Redemption Date, the holders of at least a majority of the then outstanding shares of Series E Preferred Stock provide notice in writing to the Corporation that the redemption will not occur.

               (iii) On or after the Series E Redemption Date, each holder of shares of Series E Preferred Stock shall surrender such holder's certificates representing such shares to the Corporation at the place designated in the Series E Redemption Notice, and thereupon the Series E Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series E Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Series E Redemption Price payable to each holder) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. From and after such Series E Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price or the Corporation is unable to pay the Series E Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as a holder of Series E Preferred Stock (except the right to receive the Series E Redemption Price without interest upon surrender of the holder's certificates) shall cease and terminate with respect to such shares; provided that in the event that shares of Series E Preferred Stock are not redeemed due to default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series E Preferred Stock shall remain outstanding to the extent not paid for, and shall be entitled to all of the rights and preferences provided herein.

          (e) Series F Preferred Stock. The Corporation shall be obligated to redeem the Series F Preferred Stock as follows:

               (i) The holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting together as a separate class on an as-if-converted to Common Stock basis, may require the Corporation, to the extent it may lawfully do so, to redeem all, but not less than all, of the Series F Preferred Stock in three (3) equal annual installments beginning on December 31, 2008 and ending on the date two (2) years from such first redemption date (each a "Series F Redemption Date"). The Corporation shall effect such redemptions on the applicable Series F Redemption Date by paying in cash in exchange for the shares of Series F Preferred Stock to be redeemed a sum equal to one and one-half (1.5) times the Series F Original Issue Price plus all Accruing Dividends accrued but unpaid thereon, whether or not declared, with respect to such shares. The total amount to be paid for the Series F Preferred Stock is hereinafter referred to as the "Series F Redemption Price." The number of shares of Series F Preferred Stock that the Corporation shall be required to redeem on any one Series F Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series F Preferred Stock outstanding immediately prior to such Series F Redemption Date by (B) the number of remaining Series F Redemption Dates (including the Series F Redemption

Date to which such calculation applies). Shares subject to redemption pursuant to this Section 6(e) shall be redeemed from each holder of Series F Preferred Stock on a pro rata basis.

               (vi) At least thirty (30) days but no more than sixty (60) days prior to the first Series F Redemption Date, the Corporation shall send a notice in accordance with Section 5(f) (a "Series F Redemption Notice") to all holders of Series F Preferred Stock to be redeemed setting forth (A) the Series F Redemption Price for the shares to be redeemed; and (B) the place at which such holders may obtain payment of the Series F Redemption Price upon surrender of their share certificates. The redemption shall proceed unless, at least fifteen
(15) days prior to the Series F Redemption Date, the holders of at least a majority of the then outstanding shares of Series F Preferred Stock provide notice in writing to the Corporation that the redemption not occur. If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the Series F Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the aggregate Series F Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

               (vii) On or prior to each Series F Redemption Date, the Corporation shall deposit the Series F Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Series F Redemption Date, the Series F Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Section 6(e) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 5(a) hereof no later than the fifth (5th) day preceding the Series F Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 6(e) remaining unclaimed at the expiration of one (1) year following such Series F Redemption Date shall be returned to the Corporation promptly upon its written request.

               (viii) On or after such Series F Redemption Date, each holder of shares of Series F Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Corporation in the manner and at the place designated in the Series F Redemption Notice, and thereupon the Series F Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Series F Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Series F Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as holder of Series F Preferred Stock (except the right to receive the Series F Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series F Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series F Preferred


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Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

               (ii) In the event of a call for redemption of any shares of Series F Preferred Stock, the Conversion Rights (as defined in Section 5) for such Series F Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Series F Redemption Date, unless default is made in payment of the Series F Redemption Price.

     7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

     8. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets, cash (excluding cash dividends declared out of retained earnings) or options or rights not referred to in Section 5, then, in each such case for the purpose of this Section 8, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     9. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 5 hereof or in connection with an Acquisition or Asset Transfer as defined in Section 4(e)), provision shall be made so that the holders shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 5 with respect to the rights of the holders after the recapitalization to the end that the provisions of Section 5 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     10. No Impairment.

          (a) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the applicable Conversion Rights and redemption rights of the holders against impairment.

          (b) If the Corporation is unable or shall fail to discharge its obligations under Section 5 or Section 6 (an "Obligation"), such Obligation shall be discharged as soon as the


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

Corporation is able to discharge such Obligation. If and so long as any Obligation with respect to the Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any classes or series of preferred stock with a liquidation preference, dividend or other rights senior or pari passu to the Preferred Stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any such senior and/or parity stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Preferred Stock) or (ii) declare or make any distribution to any classes or series of preferred stock with a liquidation preference, dividend or other rights junior to the Preferred Stock or any other securities which rank junior to the Preferred Stock, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of such junior securities.

     11. Provisions Respecting the Board of Directors.

          (a) The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

          (b) The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

          (c) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     V. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

     VI. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     VII. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, or any successor section, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom.


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

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders of disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     VIII. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


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